NOTE EXCHANGE AGREEMENT

THIS NOTE EXCHANGE AGREEMENT (the "Agreement"), dated as of March 11, 2021, is entered into by and among Immune Therapeutics, Inc., a Florida corporation (the "Company"), on the one hand, and Global Reverb Corporation, a Florida corporation ("GRC") and Robert J. Dailey, a resident of California ("Dailey") on the other hand.

WITNESSETH:

WHEREAS, on or around October 25, 2017, the Company entered into a certain Securities Purchase Agreement with Iliad Research and Trading, L.P., a Utah limited partnership ("Illiad"), whereby Illiad acquired from the Company a certain Convertible Promissory Note in the face amount of $425,000.00 (the "Illiad Note") together with warrants to purchase additional shares of the Company (the "Warrants");

WHEREAS, GRC purchased the Illiad Note, including all obligations of the Company thereunder, and the Warrants from Illiad pursuant to a Note Purchase Agreement dated November 10, 2020,

WHEREAS, GRC thereafter assigned 50% of its interest in the Illiad Note to Dailey; and

WHEREAS, GRC and Dailey (each, a "Lender" and, collectively, the "Lenders") each wish to exchange all of their respective interests in and to the Illiad Note for a non-convertible promissory note substantially in the form attached hereto as Exhibit A (the "Exchange Note"), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Lenders (each, a "Party" and, collectively, the "Parties") hereby agree as follows:

1. Exchange of Notes.

a. Issuance of Exchange Notes. Upon the following terms and conditions, the Company shall issue to each Lender, and each Lender shall acquire from the Company, an Exchange Note with the principal amount equal to $348,800.00 in exchange for the surrender and cancellation of the Illiad Note. Upon issuance of the Exchange Note, the Illiad Note shall be automatically cancelled, and each Lender shall surrender to the Company any and all promissory notes or other instruments evidencing the Illiad Note and the Lender's interest therein.

b. The date upon which the Exchange Notes are received by Lenders shall be the "Closing Date."

2. Company Representations and Warranties. The Company hereby makes to the Lenders the following representations and warranties:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this

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Agreement and the Exchange Notes by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith. This Agreement and the Exchange Notes have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. No Conflicts. The execution, delivery and performance of this Agreement and the Exchange Notes by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's or any of its subsidiary's certificate or Articles of Incorporation, Bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii) of this paragraph, such as could not have or reasonably be expected to result in a material adverse effect on the Company or its business of financial condition.

3. Lender Representations and Warranties. Each Lender hereby makes to the Company the following representations and warranties:

a. Authorization; Binding Effect. Lender has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Lender, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

b. No Conflicts with Agreements, Etc. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which Lender is subject.

c. Assignment. Lender has not assigned or transferred any portion of the Illiad Note, except for the assignment from GRC to Dailey as described in the recitals hereto, and owns the same free and clear of any and all liens or encumbrances.

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4. Discharge and Release. Upon issuance of the Exchange Note to a Lender, the Lender releases and forever discharges the Company, and its agents, employees, family members, principals, shareholders, successors, affiliates and assigns (collectively, "Company Released Parties"), from all action or actions, cause or causes of action, suits, claims or demands of whatsoever kind or character, at law or in equity, whether the asserted liability be joint or several, known or unknown, which exists or may exist on the date hereof or which may exist in the future, for, upon, or by reason of any transaction, matter, statements, act, omission, cause or thing related, directly or indirectly, to the Parties' working relationship, provision or receipt of services, the Illiad Note, the Warrants, or any other agreements or transactions between any of the Parties hereto or Illiad, either formal or informal, written or verbal. The Parties agree that this release of claims should be interpreted and construed broadly to accomplish its intent and purpose to release all claims of any nature between the Parties. In furtherance of this intention, the release in this Agreement shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts. To the extent possible under the law, the parties are waiving all claims against each other. However, the parties also acknowledge and understand certain claims cannot be waived as a matter of law. Nothing in this Agreement shall waive those claims which legally may not be waived under Florida or federal law.

5. Miscellaneous.

a. Entire Agreement. This Agreement, together with the recitals and exhibits attached hereto, which are incorporated herein by reference, constitutes and contains the entire agreement between the Parties hereto, and supersedes all prior oral or written agreements and understandings between the Parties, their affiliates, and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Lenders makes any representation, warranty, covenant or undertaking with respect to such matters.

b. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

c. Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the State of Florida, excluding its choice of law rules. ***The Parties hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.*** The Parties consent to exclusive jurisdiction and venue in the Florida state courts. Each Party waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any Party hereto in the manner authorized by applicable law or court rule.

d. Enforceability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s)

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e. Assignability. The Parties may not assign this Agreement without the other Party's prior written consent. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

f. Further Assurances. The Lenders and the Company each hereby agree and provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

g. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (i) if by personal delivery, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the following day, or (iv) when sent by facsimile with telephonic confirmation or electronic mail with confirmation of transmission by the transmitting equipment, the same day, in each case to the addresses, facsimile numbers, or electronic mail addresses designated in writing by each Party hereto to the other Party. Any Party may change the address, facsimile number, or electronic mail address to which notices and other communications hereunder are to be delivered by giving the other Party no less than five (5) days prior notice in the manner herein set forth.

i. Attorneys' Fees. If a Party brings a claim or lawsuit against another party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys' fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

j. Amendment. This Agreement may be amended or terminated only upon a writing executed by all Parties.

[Signature Page Follows]

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Note Exchange Agreement as of the date first above written.

THE COMPANY:

Immune Therapeutics, Inc.

By: Kevin Phelps
Name: Kevin Phelps
Title: CEO

THE LENDERS:

Global Reverb Corporation

By: Noreen Griffin
Name: Noreen Griffin
Title: CEO

Robert J. Dailey

By: ______________________
Name: Robert J. Dailey
Title: individual

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EXHIBIT A
Form of Exchange Note

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

PROMISSORY NOTE

$348,800.00 March 11, 2021

FOR VALUE RECEIVED, Immune Therapeutics, Inc., a Florida corporation (hereinafter referred to as "Borrower"), promises to pay to the order of Robert J. Dailey, an individual located at 401 1st St., Los Altos, CA 94022, his successors and assigns (hereinafter referred to as "Lender"), the principal sum of $348,800.00, in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) (all duties and obligations of Borrower pursuant to this Note are hereinafter referred to as "Debt").

1. PAYMENT

Borrower shall make payments due under this Promissory Note ("Note") to Lender at the above captioned address, or such other address as Lender shall designate in writing. Payments will be applied first to accrued interest, then unpaid fees, and then principal. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2. MATURITY

All principal and accrued interest shall be due and payable no later than the date twelve (12) months from the date of this Note (the "Maturity Date"). Notwithstanding the foregoing, Borrower shall have the option to extend the Maturity Date by six (6) months with Lender's prior written consent.

3. PREPAYMENT

This Note may be prepaid in whole or in part without premium or penalty.

4. INTEREST

The term "Applicable Interest Rate" means a rate of five percent (5.00%) per annum simple interest. Interest shall be payable monthly on the 5th day of the month following the month in which such interest accrued. Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year with equal months and paid for the actual number of days elapsed.

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5. DEFAULT AND ACCELERATION

A breach under this Note shall constitute an "Event of Default." So long as an Event of Default exists that has not been cured within ten (10) business days following written notice from Lender, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower under this Note, Borrower also agrees to pay to Lender all costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought. During the occurrence of an Event of Default, Borrower shall pay interest on the entire unpaid principal sum at the rate equal to seven percent (7.00%).

6. SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

7. NOTICES

Any notice or communication required or permitted hereunder shall be made in writing and given by facsimile, certified mail, hand delivery or overnight mail to the address provided herein, unless an alternative address is provided in writing. Each party may change the address or addressee to receive notice from time to time by giving notice in the foregoing manner. The person entitled to notice may waive any notice required under this Agreement in writing. Simultaneous email verification of any notice issued under this Section is requested, but not required. Notices may be given on behalf of a party as set forth below:

If to Borrower: Immune Therapeutics, inc.
2431 Aloma Ave
Suite 124
Winter Park, FL 32792

If to Lender, then to the address listed in the introductory paragraph.

8. WAIVER

Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and

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notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder.

9. TRANSFER

Lender shall have the right at any time or from time to time to sell or assign this Note and the loan evidenced by this Note. Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note as such assignee(s) or participant(s) would have if they were the Lender hereunder. Borrower may not assign its obligations under this Note without the prior written consent of Lender.

10. APPLICABLE LAW

This Note shall be governed by and construed in accordance with the laws of the state of Florida (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

11. NO ORAL CHANGE

The provisions of this Note may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note embodies the final, entire agreement of Borrower and Lender and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

Executed as of the day and year first above written.

BORROWER:

Immun Therapeutics, Inc.

DocuSigned by:

Kevin Phelps

Kevin Phelps, its CEO

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THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

PROMISSORY NOTE

$348,800.00 March 11, 2021

FOR VALUE RECEIVED, Immune Therapeutics, Inc., a Florida corporation (hereinafter referred to as "Borrower"), promises to pay to the order of Global Reverb Corporation, a Florida corporation located at 100 S Eola Dr., Unit 1703, Orlando, FL 32801, its successors and assigns (hereinafter referred to as "Lender"), the principal sum of $348,800.00, in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) (all duties and obligations of Borrower pursuant to this Note are hereinafter referred to as "Debt").

1. PAYMENT

Borrower shall make payments due under this Promissory Note ("Note") to Lender at the above captioned address, or such other address as Lender shall designate in writing. Payments will be applied first to accrued interest, then unpaid fees, and then principal. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2. MATURITY

All principal and accrued interest shall be due and payable no later than the date twelve (12) months from the date of this Note (the "Maturity Date"). Notwithstanding the foregoing, Borrower shall have the option to extend the Maturity Date by six (6) months with Lender's prior written consent.

3. PREPAYMENT

This Note may be prepaid in whole or in part without premium or penalty.

4. INTEREST

The term "Applicable Interest Rate" means a rate of five percent (5.00%) per annum simple interest. Interest shall be payable monthly on the 5th day of the month following the month in which such interest accrued. Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year with equal months and paid for the actual number of days elapsed.

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Initials

5. DEFAULT AND ACCELERATION

A breach under this Note shall constitute an "Event of Default." So long as an Event of Default exists that has not been cured within ten (10) business days following written notice from Lender, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower under this Note, Borrower also agrees to pay to Lender all costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought. During the occurrence of an Event of Default, Borrower shall pay interest on the entire unpaid principal sum at the rate equal to seven percent (7.00%).

6. SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

7. NOTICES

Any notice or communication required or permitted hereunder shall be made in writing and given by facsimile, certified mail, hand delivery or overnight mail to the address provided herein, unless an alternative address is provided in writing. Each party may change the address or addressee to receive notice from time to time by giving notice in the foregoing manner. The person entitled to notice may waive any notice required under this Agreement in writing. Simultaneous email verification of any notice issued under this Section is requested, but not required. Notices may be given on behalf of a party as set forth below:

If to Borrower: Immune Therapeutics, inc.
2431 Aloma Ave
Suite 124
Winter Park, FL 32792

If to Lender, then to the address listed in the introductory paragraph.

8. WAIVER

Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and

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notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder.

9. TRANSFER

Lender shall have the right at any time or from time to time to sell or assign this Note and the loan evidenced by this Note. Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note as such assignee(s) or participant(s) would have if they were the Lender hereunder. Borrower may not assign its obligations under this Note without the prior written consent of Lender.

10. APPLICABLE LAW

This Note shall be governed by and construed in accordance with the laws of the state of Florida (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

11. NO ORAL CHANGE

The provisions of this Note may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note embodies the final, entire agreement of Borrower and Lender and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

Executed as of the day and year first above written.

BORROWER:

Immun Therapeutics, Inc.

DocuSigned by:

Kevin Phelps

C2B34B0D80CB4ED...

Kevin Phelps, its CEO

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DocuSign SECURED

Certificate Of Completion

Envelope Id: A63BA1CBD1194B99840E7ED89E4CB16E | Status: Sent

Subject: Please DocuSign: IMUN - GRC-Dailey Note Exchange Agreement v1.docx, IMUN - Dailey Promissory No...

Source Envelope:

Document Pages: 12	Signatures: 4	Envelope Originator:
Certificate Pages: 2	Initials: 16	Kelly Wilson
AutoNav: Enabled		2537 Research Blvd
EnvelopeId Stamping: Enabled		Suite 201
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		Fort Collins, CO 80526
		kelly.wilson@cytocom.com
		IP Address: 107.145.237.71

Record Tracking

Status: Original 3/31/2021 9:45:08 AM	Holder: Kelly Wilson kelly.wilson@cytocom.com	Location: DocuSign

Signer Events	Signature	Timestamp
Kevin Phelps Kevin.Phelps@immunetherapeutics.com CEO On behalf of Immune Therapeutics, Inc. Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	DocuSigned by: Kevin Phelps C2B84BDD80CD4ED... Signature Adoption: Pre-selected Style Using IP Address: 67.244.142.93	Sent: 3/31/2021 9:54:36 AM Viewed: 3/31/2021 10:12:44 AM Signed: 3/31/2021 10:13:52 AM
Noreen Griffin Noreen.griffin@cytocom.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	DocuSigned by: Noreen Griffin 3EC24DA1F3114BF... Signature Adoption: Pre-selected Style Using IP Address: 142.196.191.248 Signed using mobile	Sent: 3/31/2021 9:54:37 AM Viewed: 3/31/2021 10:09:40 AM Signed: 3/31/2021 10:10:10 AM
R.J. Dailey rjjack52@yahoo.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign		Sent: 3/31/2021 9:54:37 AM

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Envelope Sent	Hashed/Encrypted	3/31/2021 9:54:37 AM

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